UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PROPHASE LABS, INC.

(Name of Registrant as Specified in Its Charter)

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March 16, 2011

Dear Stockholder:

You are invited to attend ProPhase Labs, Inc.’s Annual Meeting of Stockholders on Thursday, April 21, 2011, at 4:00 p.m., Eastern Time, at Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, NY 10022. The meeting will start promptly at 4:00 p.m.

Whether or not you plan to attend in person, your vote is important and you are encouraged to vote promptly. If you received a paper copy of the proxy card by mail, you may sign, date and return the proxy card in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Stockholders of record as of March 11, 2011 are entitled to vote on (i) the election of our directors, (2) ratification of independent auditors, and (3) ratification of amendments to our 2010 Equity Compensation Plan that would allow the company to grant stock based compensation to participants under the plan. Currently, only options are authorized to be issued under the 2010 Equity Compensation Plan. A primary purpose of the amendments is to provide the company with the ability to pay a portion of the compensation of employees in stock based compensation instead of cash, thereby strengthening the cash flow and working capital positions of the company, to relate employees’ compensation more closely to the company’s performance and its stockholders’ interests, and to increase employees’ stock ownership in the company. Under our proposed amendments, no additional shares will be reserved for issuance under the plan.

Very truly yours,

Ted Karkus
Chairman of the Board of Directors
and Chief Executive Officer

ProPhase Labs, Inc.
621 N. Shady Retreat Road
P. O. Box 1349
Doylestown, PA 18901

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
to be held April 21, 2011

TO THE STOCKHOLDERS OF PROPHASE LABS, INC.:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of ProPhase Labs, Inc. (the “Company”), a Nevada corporation, will be held at Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, NY 10022, on Thursday, April 21, 2011, at 4:00 p.m., Eastern Time, for the following purposes:

(1)	To elect as directors the nominees named in the proxy statement to serve as the Company’s Board of Directors for the ensuing year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;
(2)	To ratify the appointment of EisnerAmper LLP as independent auditors for the year ending December 31, 2011;
(3)	To consider and act upon a proposal to ratify amendments to the Company’s 2010 Equity Compensation Plan, resulting in the Amended and Restated 2010 Equity Compensation Plan, providing that stock based awards are authorized for issuance under the plan to plan participants; and
(4)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors recommends a vote For Proposals 1, 2, and 3. Only stockholders of record at the close of business on March 11, 2011, will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Annual Meeting.

IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKER’S STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE SHARES TO THE ANNUAL MEETING.

By Order of the Board of Directors

Ted Karkus
Chairman of the Board of Directors and
Chief Executive Officer

Doylestown, PA
March 16, 2011

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

ProPhase Labs, Inc.
621 N. Shady Retreat Road
P. O. Box 1349
Doylestown, PA 18901

ANNUAL MEETING OF STOCKHOLDERS
to be held April 21, 2011

i

EXHIBITS
Exhibit A — Form of Amended and Restated 2010 Equity Compensation Plan

ii

ProPhase Labs, Inc.
621 N. Shady Retreat Road
P. O. Box 1349
Doylestown, PA 18901

PROXY STATEMENT

March 16, 2011

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies (“Proxies,” or if one, a “Proxy”) by the Board of Directors (the “Board”) of ProPhase Labs, Inc. (the “Company”) for use at the 2011 Annual Meeting of Stockholders of the Company to be held at Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, NY 10022, on Thursday, April 21, 2011, at 4:00 p.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”).

The principal executive offices of the Company are located at 621 N. Shady Retreat Road, P.O. Box 1349, Doylestown, Pennsylvania 18901. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is March 21, 2011.

At the Annual Meeting, the following proposals will be presented to the stockholders for approval:

(1)	To elect as directors the nominees named in this Proxy Statement to serve as the Company’s Board of Directors for the ensuing year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;
(2)	To ratify the appointment of EisnerAmper LLP as independent auditors for the year ending December 31, 2011;
(3)	To consider and act upon a proposal to ratify an amendments to the Company’s 2010 Equity Compensation Plan, resulting in the Amended and Restated 2010 Equity Compensation Plan, providing that stock based awards are authorized for issuance under the plan to plan participants; and
(4)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKER’S STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE SHARES TO THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL
FOR THE ANNUAL MEETING TO BE HELD ON APRIL 21, 2011

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available on the internet at:
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=07814

Only stockholders of record at the close of business on March 11, 2011 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 14,749,877 shares of common stock, par value $0.0005 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by Proxy at the Annual Meeting is required for a quorum.

If you hold shares of our Common stock registered in your name at our transfer agent, American Stock Transfer & Trust Company, LLC (“Amstock”), you are a stockholder of record. If you hold shares of Common Stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold in “street name.” If you are a stockholder of record, Amstock is sending these proxy materials to you directly. If you hold shares in “street name,” these materials are being sent to you by the broker, bank or similar institution through which you hold your shares.

Attendance at the Annual Meeting is generally limited to our stockholders and their authorized representatives. All stockholders must bring an acceptable form of identification, such as a driver’s license, in order to attend the Annual Meeting in person. In addition, if you hold shares of Common Stock in “street name” and would like to attend the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of shares as of the close of business on March 11, 2011, the Record Date for the Annual Meeting, however, those who hold shares in “street name” cannot vote their shares at the meeting. If your shares are held in “street name” in a brokerage account by a bank, broker or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or nominee how to vote and you also are invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the bank, broker, or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Shares of Common Stock represented by Proxies that are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If you give your Proxy but do not include specific instructions on how to vote, the individuals named as Proxies will vote your shares as follows:

•	FOR the election of the Board of Directors’ nominees for director;
•	FOR the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm; and
•	FOR the ratification of the amendments to the Company’s 2010 Equity Compensation Plan to authorize grants of stock to designated employees, directors, consultants and advisors of the Company under the plan.

If other matters are properly presented at the meeting, the individuals named as Proxies will have the discretion to vote on those matters for you in accordance with their best judgment. However, our Secretary has not received timely and proper notice from any stockholder of any other matter to be presented at the meeting. The execution of a Proxy will in no way affect a stockholder’s right to attend the Annual Meeting and to vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time prior to the Annual Meeting by written notice of revocation given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting by execution and delivery of a subsequent Proxy or by voting in person at the Annual Meeting.

Broker Non-Votes and Abstentions

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the Annual Meeting. Broker “non-votes” are included for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. The nominees may vote shares without instruction only on matters deemed “routine,” such as the ratification of the appointment of the independent auditors (Item #2). Uninstructed brokers do not have discretionary voting power for the election of directors (Item #1) or the ratification of the Amended and Restated 2010 Equity Compensation Plan (Item #3), and, accordingly, if you do not provide voting instructions to the broker, bank or other nominee that holds your shares for you, they will not be voted for or against those proposals.

The inspectors of election will treat shares represented by Proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Abstentions and broker non-votes, however, do not technically constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of votes cast and whether stockholder approval of the matter has been obtained. Therefore, an abstention or broker non-vote will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, though they will be counted as present at the Annual Meeting in determining the presence of a quorum.

Copies of the Company’s Annual Report containing audited financial statements of the Company for the year ended December 31, 2010, are being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

PROPOSAL 1 — ELECTION OF BOARD OF DIRECTORS

The directors of the Company are elected annually and hold office for the ensuing year until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The directors are elected by a plurality of the votes cast by stockholders. The Company’s Bylaws state that the number of directors constituting the entire Board shall be determined by resolution of the Board. The number of directors currently fixed by the Board is six.

No Proxy may be voted for more people than the number of nominees listed below. Shares represented by all Proxies received by the Board and not so marked as to withhold authority to vote for any individual director will be voted “FOR” the election of all the nominees named below (unless one or more nominees becomes unable or unwilling to serve). All of the nominees have indicated their willingness to serve if elected, but if any should become unable or unwilling to stand for election, Proxies may be voted for a substitute nominee designated by the Board. No nominations for directors were received from stockholders and no other candidates are eligible for election as directors at the Annual Meeting.

The following table and the paragraphs following the table set forth information regarding the current ages, positions, and business experience of the current directors of the Company, all of whom are being nominated for election to the Board:

Name	Position	Age	Initial Year in Office
Ted Karkus	Chairman of the Board and Chief Executive Officer	51	2009
Mark Burnett	Director	51	2009
Mark Frank	Director	49	2009
Louis Gleckel, MD	Director	55	2009
Mark Leventhal	Director	62	2009
James McCubbin	Director	47	2009

TED KARKUS has been the Chairman of the Board and the Chief Executive Officer of the Company since June 2009. Mr. Karkus was formerly the managing member of Forrester Financial, LLC, a management consulting firm founded by Mr. Karkus in 2001. Forrester provided a wide range of services to emerging-growth companies, including the structuring and raising of working capital as well as assisting management in developing operational, marketing and financial strategies. Mr. Karkus was the primary investor in all portfolio company financings and had extensive relationships with investment bankers, the media and a network of institutional investors and high net worth individuals. Mr. Karkus was instrumental in assisting the turn around of ID Biomedical, an influenza vaccine manufacturer, which in 2005 was sold to GalaxoSmithKline for over $1.4 billion. He provided financing, investment bankers, substantial sponsorship and successfully advocated for the restructuring of management. Mr. Karkus has 25 years of experience in securities and capital markets including 2 years with Fahnestock & Co. Inc., a full-service brokerage firm, where he was Senior Vice President, Director of Institutional Equities and 4 years at S.G. Warburg, an investment bank, where he was an institutional equity salesman and developed a large network of institutional investors. Mr. Karkus graduated with an MBA from Columbia University Graduate School of Business in 1984 where he received Beta Gamma Sigma honors. He graduated Magna Cum Laude from Tufts University in 1981.

Mr. Karkus brings extensive financial structuring as well as operational and marketing strategy experience to the Board, including engineering successful restructuring and turn-around scenarios in the pharmaceutical industry. These skills, as well as Mr. Karkus’s experience as our Chairman and Chief Executive Officer, along with his knowledge of and deep genuine interest in our Company, management skills and business savvy, and his performance as a Board member of the Company, led the Board to conclude that he should be nominated to serve another term as a director.

MARK BURNETT has been a member of our Board since June 2009 and currently serves as Chairman of our Audit Committee and as a member of our Compensation Committee. Mr. Burnett is the Executive Vice President and Chief Executive Officer for MercBloc, LLC, which he co-founded in 2007. MercBloc, LLC is a financial services administrator that has raised more than $500 million for investment from over 70 high net worth individuals. Since 1996, Mr. Burnett was in the business of building residential homes in the Nassau County region of Long Island, NY. For over 25 years, he also owned a seat on the New York Mercantile Exchange and started his career trading heating oil and crude oil futures contracts. He is still a member of NYMEX and currently holds memberships in the Chicago Climate Futures Exchange (C.C.F.E.) and the Intellectual Property Exchange International (I.P.X.I.). Mr. Burnett graduated with a double Bachelor of Arts from the State University of New York at Stony Brook in 1981.

Mr. Burnett brings to the Board financial expertise including financial structuring, fund raising and investment experience as well as experience in running a company. This financial background, business experience, independence, and his performance as a Board member of the Company led the Board to conclude that he should be nominated to serve another term as a director.

MARK FRANK has been a member of our Board since June 2009 and currently serves as a member of our Nominating Committee (as defined below) and our Audit Committee, and as chairman of our Compensation Committee. Mr. Frank is the President of a division of GSW Worldwide in Newtown, Pa. GSW is one of the largest health care advertising companies in the world with offices in 13 major markets. Mr. Frank has served as President since 2005 and was Executive Vice President before that. Mr. Frank has extensive marketing, advertising and brand development experience in the areas of pharmaceuticals/ biotechnology, medical device and diagnostics and health and wellness. GSW is a subsidiary of inVentiv Health, Inc., a NASDAQ listed corporation. InVentiv Health, Inc. provides a broad range of services to companies in the health care industry and its client roster is comprised of more than 350 leading pharmaceutical, biotech, life sciences and healthcare payor companies, including all top 20 global pharmaceutical manufacturers. Prior to his 11 years with GSW/inVentiv Health, he was a Director of Marketing for Novartis Pharmaceuticals, which develops and markets patent protected prescription drugs, leading the development and marketing of several significant brands in various therapeutic categories. Mr. Frank graduated with a BS degree in Exercise Science in 1983 and a MS degree in Public Health in 1990, both from the University of Massachusetts at Amherst.

Mr. Frank brings to the Board extensive management and marketing, advertising and brand development expertise in the heath care industry. This experience, as well as his independence and his performance as a Board member and chairman of our Compensation Committee led the Board to conclude that he should be nominated to serve another term as a director.

LOUIS GLECKEL, MD, has been a member of our Board since June 2009 and currently serves as a member of our Nominating Committee (as defined below). Dr. Gleckel co-founded ProHealth Care Associates in 1997, a comprehensive state of the art multi-specialty physician group practice with offices in Long Island and Bronx, NY. He is the Division Chief of Cardiology and Internal Medicine specializing in Preventative Cardiology, Metabolic Syndrome and Internal Medicine with particular emphasis on complications from high risk patients having Diabetes and Heart Disease. He was named to New York Magazine’s Best Doctors list for 3 years, New York Metro Area Best Doctors list for 14 years and the new 2008 Nassau County Best Doctors list. For over 10 years Dr. Gleckel has been a team physician for the NY Jets and NY Islanders as well as for the tennis players at the US Open. Dr. Gleckel also served as Chairman of the Board of Invicta Corporation, a development stage company that designed, manufactured and marketed photochromic eyeglass lenses, for approximately 4 years until his resignation in February 2005.

Dr. Gleckel brings to the Board extensive knowledge of the medical, pharmaceutical and related industries as a distinguished doctor, as well as experience in successful business development and board service. This experience, as well as his independence and his performance as a Board member led the Board to conclude that he should be nominated to serve another term as a director.

MARK LEVENTHAL has been a member of our Board since June 2009 and currently serves as the Chairman of the Nominating Committee (as defined below) and as a member of our Compensation Committee. In 1974, he joined The Beacon Companies, LLP, a family business that developed office buildings, hotels, retail and multi family housing throughout the United States. Some of the projects in the Boston area included Rowes Wharf consisting of 100 luxury condos, 400,000 square feet of office space, a 230 room hotel, and a marina; One Post Office Square 750,000 sq. ft. of office space; three additional hotels (over 700 rooms) including the Meridian Hotel; over 2500 multifamily housing units in and around Boston; and One, Two and Three Center Plaza. Many of these properties formed the foundation for Beacon Properties, a REIT which went public with a $400 million valuation in 1994 and was listed on the New York Stock Exchange. Beacon Properties was subsequently sold to Equity Office Properties, an owner and operator of a national portfolio of office buildings, for approximately $4.4 billion in 1997. Since that time, Mr. Leventhal has continued to invest in real estate in Massachusetts, Rhode Island and Connecticut. Mr. Leventhal holds a Bachelor’s degree in Civil Engineering from Northeastern University.

Mr. Leventhal brings to the Board more than 30 years of business and financial expertise. This experience, as well as his independence and his performance as a Board member led the Board to conclude that he should be nominated to serve another term as a director.

JAMES MCCUBBIN has been a member of our Board since June 2009 and currently serves as a member of our Audit Committee. He is the Executive Vice President and Chief Financial Officer of WidePoint Corporation, an AMEX listed corporation. He also serves on WidePoint’s Board of Directors and is its Secretary and Treasurer. WidePoint is a leading provider of Identity Access Management and Multi-Factor Authentication solutions offering advanced information technology through its innovative solutions to the government and commercial markets. Mr. McCubbin was promoted to Executive Vice President and Chief Financial Officer of WidePoint in May 2008. Prior to that time, from August 1998 till May 2008, Mr. McCubbin served as WidePoint’s Vice President and Chief Financial Officer. Prior to that time, from December 1997 to August 1998, Mr. McCubbin served as WidePoint’s Vice President, Controller, Assistant Secretary and Treasurer. Prior to the commencement of his employment with WidePoint in November 1997, Mr. McCubbin held various financial consulting, management, and/or staff positions with several companies in the financial and government sectors including but not limited to Memtec America Corporation, a continuous microfiltration water technology company, McBee Consulting, a healthcare consulting firm, Martin Marietta presently known as Lockheed Martin a multinational aerospace manufacturer and advanced technology company formed in 1995 by the merger of Lockheed Corporation with Martin Marietta Corporation, and Ernst and Young, an international auditing and accounting firm. Mr. McCubbin presently serves on the Board of Directors of Tianjin Pharmaceutical Company, an AMEX listed company. Tianjin engages in the development, manufacture, marketing, and sale of traditional Chinese medicines and other pharmaceuticals in the Peoples Republic of China. It manufactures a portfolio of 38 products, as well as has a pipeline of 47 products, which are pending regulatory approvals with the China State Food and Drug Administration. The Company was founded in 1994 and is based in Chengdu, the Peoples Republic of China. Mr. McCubbin presently serves as Tianjin’s Chairman of its Audit Committee, Nominating Committee, and Compensation Committee. Mr. McCubbin was on the Board of Directors of Redmile Entertainment, a worldwide developer and publisher of interactive entertainment software, and served as its Audit Committee Chairman until his resignation on March 1, 2008. Mr. McCubbin provides financial consulting services to small cap companies and has either served on or assisted various Boards of Directors over the past seven years. Mr. McCubbin is a graduate of the University of Maryland with a Bachelor of Science Degree in Finance and a Masters Degree in International Management.

Mr. McCubbin brings to the Board financial expertise and is qualified as an audit committee financial expert, as well as a wealth of experience as an officer and director of public companies, including in the pharmaceutical and health care industries. This experience, as well as his independence and his performance as a Board member led the Board to conclude that he should be nominated to serve another term as a director.

Required Vote

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH NOMINEE UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

Corporate Governance

The Company’s corporate governance serves to ensure that members of the Board are independent from management and that the Board adequately performs its function to ensure that the interests of the Board and management are in alignment with the interests of the stockholders.

The Board has adopted Corporate Governance Guidelines to promote effective governance of the Company. The Corporate Governance Guidelines are available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Governance Overview”.

On an annual basis, each director and executive officer is required to complete a Director and Officer Questionnaire. Within this questionnaire are requirements for disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material conflict of interest.

The Company has established a whistleblower policy by which confidential complaints may be raised anonymously within the Company. Employees that wish to submit complaints confidentially shall submit an anonymous written complaint directly to Compliance Officer, James McCubbin. Complaints submitted through this confidential process that involve the Company’s accounting, auditing, and internal auditing controls and disclosure practices will be presented to the Audit Committee. The policy is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Whistleblower Policy”.

The Company maintains an insider trading policy that provides that the Company’s personnel may not buy, sell or engage in other transactions in the Company’s stock while aware of material non-public information and that restricts trading in Company securities for a limited group of Company employees (including executive officers and directors) to defined window periods that follow our quarterly earnings releases. The policy is available on our website at www.ProPhaseLabs.com under “Investor Relations —  Corporate Governance and Policies — Securities Trades”.

Code of Conduct

We have adopted a code of conduct that applies to all members of our Board and all employees of the Company, including the Chief Executive Officer, Chief Financial Officer, and other senior financial officers. The Code of Conduct is available on our website at www.ProPhaseLabs.com under “Investor Relations —  Corporate Governance and Policies — Code of Conduct”. We have not granted any waivers under this policy to any of our directors or executive officers. Any waiver will be disclosed in accordance with Nasdaq Global Market (“Nasdaq”) requirements, which currently require the filing of a Form 8-K.

Director Independence

In accordance with Nasdaq rules, our Board affirmatively determines the independence of each director and any nominee for election as a director.

Based on these standards, upon the recommendation of our Nominating Committee (as defined below), the Board has affirmatively determined that each of our non-employee directors is “independent,” as defined by the current rules under the listing standards of Nasdaq. Thus, five of our six directors are independent under the listing standards of Nasdaq. Additionally, our Board has affirmatively determined that each of Mark Burnett, Jim McCubbin, and Mark Frank is “independent” as defined by the applicable rules of the Securities and Exchange Commission (the “SEC”) regarding audit committee independence. We currently have a fully independent Compensation Committee, Nominating Committee, and Audit Committee. Former director John DeShazo, who resigned from the Board on August 11, 2010, was also considered by the Board to be independent under the listing standards of Nasdaq at the time of his resignation.

Certain Relationships and Related Transactions

In accordance with the terms of the Charter of our Audit Committee, the Audit Committee must review and approve the terms and conditions of all related party transactions. Although we have not entered into any transactions with any related parties since the start of fiscal 2010 that require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC, if we were to do so in the future, any such transaction would need to be approved by the Audit Committee. There are no family relationships among any of the Company’s directors or executive officers.

Board Structure

Our governance structure combines the roles of principal executive officer and Board Chairman. Mr. Karkus has served as both Chairman and CEO of the Company since June 2009. The Board continues to believe there are important advantages to Mr. Karkus serving in both roles at this time. Mr. Karkus is the director most familiar with our Company’s business and industry and is best situated to propose the Board’s agendas and lead Board discussions on important matters. Mr. Karkus provides a strong link between management and the Board, which promotes clear communication and enhances strategic planning and implementation of corporate strategies. Another advantage is the clarity of leadership provided by one person representing the Company to employees, stockholders and other stakeholders. The Board has not named a lead independent director.

Our independent directors have executive sessions at which only independent directors are present in connection with regularly scheduled board meetings, but no less than twice a year.

Our Board monitors our exposure to a variety of risks through our Audit Committee. Our Audit Committee Charter gives the Audit Committee responsibilities and duties that include discussing with management, the internal audit department and the independent auditors our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. Pursuant to the charter, such discussions should also include our exposure to counterparties or other institutions which we believe are at risk of significant financial distress.

Certain Legal Proceedings

None of our directors or executive officers, nor any associate of such individual, are involved in a material legal proceeding adverse to us or any of our subsidiaries or our joint ventures.

Our Interim Chief Financial Officer and Chief Operating Officer, Mr. Cuddihy, was the Chief Financial Officer of HMG Worldwide Corporation until March 2001 and a director until May 2001. HMG Worldwide Corporation effected an assignment of its assets for the benefit of creditors in 2002.

Nominations for Directors

In selecting candidates for appointment or re-election to the board of directors, the Governance and Nominating Committee of the Board (the “Nominating Committee”) considers the following criteria:

•	Personal and professional ethics and integrity, including a reputation for integrity and honesty in the business community.
•	Experience as an executive officer of companies or as a senior leader of complex organizations, including scientific, government, educational, or large not-for-profit organizations. The Nominating Committee may also seek directors who are widely recognized as leaders in the fields of medicine or the biological sciences and manufacturing or business generally, including those who have received awards and honors in their field.
•	Financial knowledge, including an understanding of finance, accounting, the financial reporting process, and company measures for operating and strategic performance.
•	Possess the fundamental qualities of intelligence, perceptiveness, fairness, and responsibility.

•	Ability to critically and independently evaluate business issues, contributing a diverse perspectives or viewpoints, and making practical and mature judgments.
•	A genuine interest in the Company, and the ability to spend the time required to make substantial contributions as a director.
•	No conflict of interest or legal impediment that would interfere with the duty of loyalty to the Company and its stockholders.

Directors should have varied educational and professional experiences and backgrounds that, collectively, provide meaningful guidance and counsel to management. Diversity of background, including gender, race, ethnic or national origin, age, and experience in business, government, education, international experience and other areas relevant to the Company’s business are factors in the selection process. As a company, we are committed to creating and sustaining a culture of inclusion and fairness. In addition, the Nominating Committee reviews the qualifications of the directors to be appointed to serve as members of the Audit Committee to ensure that they meet the financial literacy and sophistication requirements under the Nasdaq rules and that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations must be submitted to the Nominating Committee in accordance with Article 2.14 of the Company’s Bylaws to the Secretary at the Company’s principal executive office. For a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must provide timely notice and certain information about the stockholder and the nominee. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive office of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting, or, if such meeting is announced later than the ninetieth (90th) day prior to the date of such meeting, the tenth (10th) day following the day on which public disclosure (as defined in Article 2.14 of the Bylaws) of the date of such annual meeting was first made.

Information must be provided for (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is acting in concert. Each such person must provide, (A) the name and address of such person (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) by such person, except that such person shall in all events be deemed to beneficially own any shares of any class or series of the Company as to which such person has a right to acquire beneficial ownership at any time in the future. In addition, each person must provide information relating to their derivative and short positions in the Company’s securities, as set out in the Company’s Bylaws.

In addition, each director nominee must provide the same information, as well as all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any nominating stockholder, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such nominating stockholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and a completed and signed questionnaire, provided by the Company’s Secretary relating to any voting commitments. The Company may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

Meetings and Committees of the Board of Directors

For the fiscal year ended December 31, 2010, there were seven meetings of the Board. Each of the directors attended, in person or by telephone, more than 75% of the meetings of the Board and the committees on which he served.

The independent members that serve on committees of the Board met in executive session on two occasions during 2010.

Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and the Annual Meetings of Stockholders. All seven of our then sitting directors attended the 2010 Annual Meetings of Stockholders.

The Company has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee.

The members of the Audit Committee are Mark Burnett, Jim McCubbin, and Mark Frank. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. Mr. Burnett serves as Chairman of the Audit Committee. The Board has determined that the Audit Committee consists entirely of directors who meet the independence requirements of the Nasdaq listing standards and that Mr. McCubbin qualifies as an “audit committee financial expert” as defined by the rules of the SEC. Additionally, our Board has affirmatively determined that each of Mark Burnett, Jim McCubbin, and Mark Frank is “independent” as defined by the applicable rules of the Securities and Exchange Commission regarding audit committee independence. The Audit Committee reviews, analyzes and makes recommendations to the Board with respect to the Company’s accounting policies, internal controls and financial statements, consults with the Company’s independent registered public accountants, and reviews filings containing financial information of the Company to be made with the SEC. The Audit Committee met four times during 2010. Each member of the Audit Committee attended all of such meetings in person or by telephone. Director John DeShazo was a member of our Audit Committee through March 2, 2010 when he resigned from the committee and was replaced by Mark Frank. Mr. DeShazo’s resignation was tendered because his spouse had accepted a payment of $15,000 in January 2010 from the Company for consulting services to be rendered in February 2010. The Audit Committee operates under a written charter adopted by the Board in 2002 which is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Audit Committee Charter”.

The members of the Compensation Committee are Mark Frank, Mark Burnett, and Mark Leventhal. Mr. Frank serves as Chairman of the Compensation Committee. The Board has determined that the Compensation Committee consists entirely of directors who meet the independence requirements of the Nasdaq listing standards. The Compensation Committee reviews and approves the salary and all other compensation of officers of the Company, including non-cash benefits, incentive-based awards and equity-based awards. The Compensation Committee also administers the Company’s 2010 Equity Compensation Plan and the 2010 Directors’ Equity Compensation Plan. The Compensation Committee may form subcommittees and delegate authority to such subcommittees or to one or more of its members when appropriate. The Compensation Committee has the authority to engage consultants. The Compensation Committee met three times during 2010. The Compensation Committee operates under a written charter adopted by the Board in 2009 which is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Compensation Committee Charter”.

The members of the Nominating Committee are Mark Leventhal, Louis Gleckel, MD, and Mark Frank. Mr. Leventhal serves as Chairman of the Nominating Committee. The Board has determined that the Nominating Committee consists entirely of directors who meet the independence requirements of the Nasdaq listing standards. The Nominating Committee is responsible for developing and recommending criteria for selecting new directors and oversees evaluations of the Board and committees of the Board. The Nominating Committee has the responsibility to oversee the Company’s corporate governance guidelines and propose changes to such guidelines from time to time as may be appropriate. The Nominating Committee met one time during 2010. The Nominating Committee operates under a written charter adopted by the Board in February 2010 which is available on our website at www.ProPhaseLabs.com under “Investor Relations —  Corporate Governance and Policies — Governance and Nominating Committee Charter”.

The Board created a fourth committee, the Executive Committee, on June 23, 2009 to assist it in its general duties when the Board is not in session. The members of the Executive Committee are Ted Karkus, Mark Burnett, and Mark Leventhal. Mr. Karkus serves as Chairman of the Executive Committee. The Executive Committee is tasked with assisting the Board in fulfilling its responsibility to oversee the management and direction of the business and affairs of the Company, and may exercise on behalf of the Board the duties and responsibilities specified when the Board is not in session, subject to other extensions of authority or limitations of authority specified by the Board and/or applicable law. Specifically, except as to actions reserved to the Board or a committee of the Board or prohibited from being delegated to a committee of the Board by law then in effect, the duties and responsibilities of the Executive Committee are the following: appointing agents and determining compensation; authorizing the corporate seal to be affixed to documents of the Company; and determining questions of general policy with regard to the business of the Company, provided that the Executive Committee does not have the power or authority to bind or obligate the Company to any transaction or series of related transactions where the aggregate cost or expense to the Company will exceed $750,000. The Executive Committee did not hold a meeting or take any actions in 2010.

Procedures for Contacting Directors

The Company has adopted a procedure by which stockholders may send communications to one or more members of the Board by writing to such director(s) or to the whole Board, care of the Corporate Secretary, ProPhase Labs, Inc., 621 N. Shady Retreat Road, P.O. Box 1349, Doylestown, PA 18901. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee reviews and approves the salary and all other compensation of executive officers (as defined in Rule 16a-1(f) under the Exchange Act) (“Section 16 Officers”), including non-cash benefits and incentive-based and equity-based awards made to Section 16 Officers. None of the Compensation Committee members was an officer or employee of the Company at any time prior to December 31, 2010, or had any relationship requiring disclosure under the caption “Certain Relationships and Related Transactions.” No executive officer of the Company served on any other entity’s compensation committee or other committee performing similar functions during the fiscal year.

EXECUTIVE OFFICERS

The following table and the paragraphs following the table set forth information regarding the current ages, positions, and business experience of the current executive officers of the Company:

Name	Position	Age
Ted Karkus	Chairman of the Board and Chief Executive Officer	51
Robert V. Cuddihy, Jr.	Executive Vice President, and Chief Operating Officer and Interim Chief Financial Officer	51

TED KARKUS has been the Chairman of the Board and the Chief Executive Officer of the Company since June 2009. Mr. Karkus was formerly the managing member of Forrester Financial, LLC, a management consulting firm founded by Mr. Karkus in 2001. Forrester provided a wide range of services to emerging-growth companies, including the structuring and raising of working capital as well as assisting management in developing operational, marketing and financial strategies. Mr. Karkus was the primary investor in all portfolio company financings and had extensive relationships with investment bankers, the media and a network of institutional investors and high net worth individuals. Mr. Karkus was instrumental in assisting the turn around of ID Biomedical, an influenza vaccine manufacturer, which in 2005 was sold to GalaxoSmithKline for over $1.4 billion. He provided financing, investment bankers, substantial sponsorship and successfully advocated for the restructuring of management. Mr. Karkus has 25 years of experience in securities and capital markets including 2 years with Fahnestock & Co. Inc., a full-service brokerage firm, where he was Senior Vice President, Director of Institutional Equities and 4 years at S.G. Warburg, an investment bank, where he was an institutional equity salesman and developed a large network of institutional investors. Mr. Karkus graduated with an MBA from Columbia University Graduate School of Business in 1984 where he received Beta Gamma Sigma honors. He graduated Magna Cum Laude from Tufts University in 1981.

ROBERT V. CUDDIHY, JR. has over 20 years of experience as the Chief Operating Officer and/or Chief Financial Officer of two public companies: iDNA Inc., which focused on corporate communications, and HMG Worldwide Corporation, which focused on retail, planning and merchandising. He served as Chief Financial Officer and Treasurer of iDNA Inc. from September 2001 through February 2009 and Secretary from January 2003 through February 2009. From July 1987 to March 2001, Mr. Cuddihy was the Chief Financial Officer and Chief Operating Officer of HMG Worldwide Corporation, and also served as a director of such entity from February 1998 to May 2001. During 2009 and 2010, Mr. Cuddihy served as the President of Shannon Hill Associates, providing due diligence, financial structuring, operational analysis and transaction negotiation services for M&A, restructurings and divestitures. From July 1981 to July 1987, Mr. Cuddihy was with KPMG Peat Marwick, Certified Public Accountants, where he last served as a senior audit manager. Mr. Cuddihy graduated with a bachelors degree in accounting from Franklin and Marshall College in 1981.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth the total compensation paid or accrued for the years ended December 31, 2010 and 2009 to our CEO and our other most highly compensated executive officers who were serving as executive officers on December 31, 2010. We refer to these officers as our “named executive officers.”

Name and Principal Position(1)	Year	Salary ($)	Bonus(2) ($)	Stock Awards(2)(3) ($)	Option Awards(4) ($)	All Other Compensation(5) ($)	Total ($)
Ted Karkus Chairman of the Board and Chief Executive Officer	2010	750,000	—	150,000	2,738	47,502	950,240
	2009	369,315	87,500	—	—	25,306	482,121
Robert V. Cuddihy, Jr. Interim Chief Financial Officer, Executive Vice President and Chief Operating Officer	2010	275,000	75,000	50,000	1,991	47,356	449,347
	2009	127,981	27,500	23,077	—	35,947	214,505

(1)	Mr. Ted Karkus was appointed as Interim Chief Executive Officer on June 18, 2009, and was appointed as Chief Executive Officer on July 15, 2009. Mr. Robert V. Cuddihy, Jr. was appointed as Executive Vice President and Chief Operating Officer on July 15, 2009, and on October 21, 2009, was also appointed as Interim Chief Financial Officer.
(2)	Bonuses were in recognition of services rendered.
(3)	The amounts in this column were calculated based on the grant date fair value of our Common Stock, in accordance with FASB ASC Topic 718. On March 10, 2011, our Compensation Committee approved bonuses for our named executive officers with respect to 2010 performance. The Compensation Committee awarded Ted Karkus a $150,000 bonus to be paid in shares of our stock, but such award may not be issued until stockholders ratify proposed amendments to our 2010 Equity Compensation Plan contained in proposal 3. If stockholders do ratify the amendments to the plan, the value of the shares to be issued to Mr. Karkus will be calculated based on the average closing price of the Company’s shares for the last five (5) trading days prior to the issuance date. If stockholders do not ratify the amendments to the plan, the bonus will be paid to Mr. Karkus in cash. Mr. Cuddihy was issued 11,004 and an aggregate of 35,074 shares of Common Stock as compensation for services in 2009 and 2010, respectively, pursuant to his employment agreement with the Company. A total of 9,968 shares were issued to Mr. Cuddihy in February 2011 with respect to 2010 compensation.
(4)	The amounts in this column were calculated based on the grant date fair value of stock options computed using the Black-Scholes model, in accordance with ASC Topic 718. For 2010, the amounts in this column reflect proportionate vested balance of the grants made on December 15, 2010 at the fair value of $0.67 per option, to Mr. Karkus for 600,000 options; and (ii) $0.62 per option, to Mr. Cuddihy for 200,000 options.
(5)	The value of attributable personal benefits for each named executive officer of the Company including insurances for life, health, dental and disability; vehicles and matching contributions in the Company’s 401(k) defined contribution plan. Additionally, Mr. Cuddihy, in 2009 prior to his employment with the Company received compensation for consulting services to the Company in the amount of $18,000.

Employment Agreements

On August 19, 2009, the Company entered into employment agreements, effective as of July 15, 2009, with each of Ted Karkus, Chairman and Chief Executive Officer of the Company, and Robert V. Cuddihy, Jr., Chief Operating Officer of the Company. Copies of the employment agreements are included as Exhibits 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K, filed with the SEC on August 19, 2009. Each employment agreement was approved by our Compensation Committee and subsequently ratified by the Board (with Mr. Karkus abstaining on the vote pertaining to his employment agreement).

Under his employment agreement with the Company, which has a three year term, Mr. Karkus earns a salary of $750,000 per year as Chief Executive Officer and receives regular benefits routinely provided to senior executives of the Company. He is eligible to receive an annual increase in base salary and may be awarded a bonus in the sole discretion of the Compensation Committee. Mr. Karkus is subject to non-competition restrictions for the entire duration of the agreement and for a period of eighteen (18) months thereafter. Mr. Karkus is also eligible for a gross up payment in the event that any amounts under the agreement (or any other plan, program, policy or arrangement with the Company) become subject to the excise tax imposed by Section 4999 of the Code (as defined below).

Mr. Cuddihy earns a salary of $275,000 per year as Chief Operating Officer and receives regular benefits routinely provided to senior executives of the Company. The term of his employment agreement is three years. Mr. Cuddihy is also entitled to an annual grant of restricted shares of Common Stock that is equal to $50,000, payable quarterly, promptly following the close of each quarter. The value of the shares is calculated based on the average closing price of the Company’s shares for the last five (5) trading days of the quarter in which the shares are earned. He is eligible to receive an annual increase in base salary and may be awarded a bonus, in the sole discretion of the Compensation Committee. Mr. Cuddihy is subject to non-competition restrictions for the entire duration of the agreement and for a period of eighteen (18) months thereafter. Mr. Cuddihy is also eligible for a gross up payment in the event that any amounts under the agreement (or any other plan, program, policy or arrangement with the Company) become subject to the excise tax imposed by Section 4999 of the Code.

Cash compensation for our named executive officers consists of base salary and an annual bonus pursuant to the terms of their respective employment agreements. Base salaries are an integral component of our total compensation program and help to attract and retain senior executives. Base salary is the only fixed component of compensation for our executives. The base salaries for our executive officers are set in their employment agreements, but in the event the Company would hire an additional executive or renegotiate an existing employment agreement, the Compensation Committee would evaluate the competitive marketplace, the salaries of our other executives, and the scope of each executive’s responsibilities. The Compensation Committee would also consider the recommendations of our Chief Executive Officer in reviewing and approving the base salaries of all executive officers. Consistent with our efforts implemented in 2009 to reduce our overall cost structure, our executives have not requested increases to the base salaries. Our annual bonus opportunity is intended to incentivize the achievement of goals that drive annual performance. Each year at its February or March meeting, the Compensation Committee determines prior year bonus awards for the executive officers. The amount of the annual bonus award for each executive is based on individual performance assessments. The annual bonus award earned in 2010 by each named executive officer is set forth in the Summary Compensation Table.

Upon the recommendation of our Compensation Committee, our Chief Executive Officer has agreed to accept his 2010 cash bonus in shares of restricted stock of the Company, provided that the amendments to our 2010 Equity Compensation Plan are ratified by stockholders at the Annual Meeting. Our Chief Executive Officer, Mr. Karkus, has also expressed a willingness to our Compensation Committee to receive shares of restricted stock in lieu of the cash compensation for salary payable to him pursuant to the terms of his employment agreement with the Company. Any such stock grants to Mr. Karkus in lieu of cash compensation could only occur following (i) the ratification by stockholders of the proposed amendments to the 2010 Equity Compensation Plan and (ii) the approval of such arrangements by our Compensation Committee.

Payments upon Termination or Change in Control

Our employment agreements with our named executive officers also provide for payments upon certain terminations and change in control benefits to ensure that they work to secure the best outcome for stockholders in the event of a possible change in control, even if it means that they lose their jobs as a result.

Pursuant to our employment agreement with Mr. Karkus, in the event of the termination by the Company of the employment of Mr. Karkus without cause or due to a voluntary resignation by him with Good Reason (as defined in the agreement), Mr. Karkus will be paid a lump sum severance payment in cash equal to the greater of (A) the amount equal to eighteen (18) months base salary or (B) the amount equal to the his base salary for the remainder of the term as if the agreement had not been terminated. Additionally, Mr. Karkus is entitled to receive a lump sum severance payment in cash equal to the greater of A or B, if he, within twenty four (24) months of a Change in Control (as defined in the agreement) of the Company, is terminated without cause or due to a voluntary resignation by him with Good Reason (as defined in the agreement).

Mr. Karkus may also participate at Company expense in all medical and dental plans for the remainder of the term of his employment agreement in the event the Company terminates the employment agreement for any reason, except for the Company’s termination for Cause (as defined in the agreement) or a voluntary resignation by him without Good Reason (as defined in the agreement).

Pursuant to our employment agreement with Mr. Cuddihy, in the event of the termination by the Company of the employment of Mr. Cuddihy without cause or due to a voluntary resignation by him with Good Reason (as defined in the agreement), Mr. Cuddihy will be paid a lump sum severance payment in cash equal to the greater of (Y) the amount equal to eighteen (18) months of base salary plus $50,000, or (Z) the amount equal to base salary, plus any amounts owed to Mr. Cuddihy under Section 4(c) of the agreement with respect to the grant of shares equal to $50,000 per year, owed throughout the remainder of the term as if the agreement had not been terminated. Additionally, Mr. Cuddihy is entitled to receive a lump sum severance payment in cash equal to the greater of Y or Z, if he, within twenty four (24) months of a Change in Control (as defined in the agreement) of the Company, is terminated without cause or due to a voluntary resignation by him with Good Reason (as defined in the agreement). Mr. Cuddihy may also participate at Company expense in all medical and dental plans for the remainder of the term of his employment agreement in the event the Company terminates the employment agreement for any reason, except for the Company’s termination for Cause (as defined in the agreement) or a voluntary resignation by him without Good Reason (as defined in the agreement).

Beyond their employment agreements, each of Mr. Karkus and Mr. Cuddihy were awarded stock option grants under our 2010 Equity Compensation Plan in December 2010. The terms of these options grants are discussed immediately below under the caption “Compensation Pursuant to Plans”. Pursuant to the terms of our 2010 Equity Compensation Plan, in the event of a Change of Control (as defined in the plan), with respect to any outstanding options then held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions, the Compensation Committee may accelerate, vest, or cause the restrictions to lapse with all or any portion of an option, and may (i) cancel options for fair value, (ii) provide for the issuance of substitute options or (iii) provide that the stock options shall be exercisable for all shares subject thereto for a period of at least 10 days prior to the Change of Control and that upon the occurrence of the Change of Control, the stock options shall terminate and be of no further force or effect. In the event that either of Mr. Karkus or Mr. Cuddihy are terminated by the Company without Cause (as defined in their employment agreements), all options immediately and fully vest and become exercisable.

Compensation Pursuant to Plans

Our primary stock-based employee compensation plan, the 2010 Equity Compensation Plan was approved by our Board of Directors and stockholders in May 2010. This plan serves as the primary vehicle by which we offer long-term incentives and rewards to our executive officers and key employees. We regard the 2010 Equity Compensation Plan as a key retention tool. Retention serves as a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award. Because of the direct relationship between the value of an option and the market price of our Common Stock, we believe that granting stock options is a superb method of motivating our executive officers to manage our Company in a manner that is consistent with the interests of our Company and our stockholders.

The exercise period under an option granted pursuant to our 2010 Equity Compensation Plan is subject to early termination in certain instances upon termination of the employment of a grantee. The exercise price of the options awarded pursuant to the plan is priced at the fair market value of our Common Stock as of the date of grant. Based on such exercise price and the other conditions of the award agreements to be entered into with qualifying employees under the 2010 Equity Compensation Plan, the options are intended to qualify as incentive stock options (under the United States Internal Revenue Code of 1986, as amended.)

We grant option awards to our executive officers and key employees based upon prior performance, the importance of retaining their services and the potential for their performance to help us attain our long-term goals. However, there is no set formula for the granting of awards to individual executives or employees. Option awards generally reflect the Compensation Committee’s assessment of the influence an employee’s position has on stockholder value. The number of options awarded may vary up or down from prior year awards based on the level of an individual executive officer’s contribution to the Company in a particular year, determined in part on the recommendation of the CEO. The Committee’s determination of option grants in fiscal 2010 took into consideration a number of factors. These factors include past grants to the individual, total compensation level (relative to other executives and relative to market data), contributions to the Company during the last completed fiscal year, potential for contributions in the future, and as a component of competitive total compensation based on market data. The Compensation Committee also considers the recommendations of our Chief Executive Officer in reviewing and approving the awards to executive officers and employees.

In December 2010, we granted options to purchase approximately 6.1% of the outstanding shares of our Common Stock on a fully-diluted basis. Of this amount, 81.4% has been granted to the named executive officers, and the balance has been granted to other employees. Mr. Karkus was awarded by our Compensation Committee on December 15, 2010 an incentive stock option to purchase 600,000 shares of our Common Stock, which vests in six equal installments of 100,000 shares each (on the first six anniversaries thereof). Mr. Cuddihy was awarded by our Compensation Committee on December 15, 2010 an incentive stock option to purchase 200,000 shares of our Common Stock, which vests in four equal installments of 50,000 shares each (on the first four anniversaries thereof). Each stock option award had an exercise price of $1.00 per share.

Performance-Based Incentive Compensation

It is our understanding, based upon corporate records and disclosures made by the Company in its SEC filings, that variable or performance-based incentive cash compensation was historically based upon performance criteria with respect to sales, profit and stock price performance, which was approved and adopted at the beginning of each year by the Compensation Committee. In 2009, however, the Board of the Company was replaced following the Company’s 2009 Annual Meeting and as a result a new Compensation Committee was established in June 2009. The new Compensation Committee did not set incentive programs or thresholds during 2009 or 2010 under any performance-based compensation programs that were implemented by the predecessor Board.

Defined Contribution Plan

In 1999, the Company implemented a 401(k) defined contribution plan for its employees. The 401(k) plan is the Company’s primary retirement benefit for its employees, including its executives. For executive officers, as well as all other employees, the Company makes a contribution to the plan annually based on the amount of the employee’s 401(k) plan contributions and compensation. The contribution to the plan by the Company consists of a 50% match of the employee’s contribution, up to $8,250 per person, per annum. The Company’s contribution to the 401(k) plan in 2010 for its executives was approximately $16,500.

The Company does not provide its executive officers with any type of defined benefit retirement benefit or the opportunity to defer compensation pursuant to a non-qualified deferred compensation plan.

Perquisites and Other Personal Benefits

The Company provides executives with limited personal benefits. The Compensation Committee reviews annually the levels of personal benefits provided to the executives. The Company terminated in June 2009 a benefit that permitted executives to use a Company vehicle and to purchase such vehicle at a later date. Medical and dental insurance is provided to each executive; each executive contributes to such medical and dental insurance on the same basis as all other employees. Life and disability insurance is provided to each executive at no cost to the executive. All such benefits terminate at the time each executive is no longer employed with the Company. The annualized dollar value of such benefits are included in the Summary Compensation Table as “Other Compensation.” Company contributions to the Company’s 401(k) plan are also included in the Summary Compensation Table as “Other Compensation.”

Outstanding Equity Awards at Fiscal Year End

Name of Officer and Director	Number of Securities Underlying Unexercised Options Exercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price ($)	Option Expiration Date	Stock Awards
Ted Karkus Chairman of the Board Chief Executive Officer	—	600,000	(1)	1.00	12/15/2017	—
Robert V. Cuddihy, Jr. Interim Chief Financial Officer and Chief Operating Officer	—	200,000	(2)	1.00	12/15/2017	—

(1)	Award was granted December 15, 2010 with a six-year vesting period measured from the date of grant, and as such, one-sixth of these options vests on each of the next six annual anniversaries of the date of grant.
(2)	Award was granted December 15, 2010 with a four-year vesting period measured from the date of grant, and as such, one-fourth of these options vests on each of the next four annual anniversaries of the date of grant.

Option Exercises and Vesting During 2010

There were no stock option exercises by named executive officers during 2010.

Director Compensation — Fiscal Year 2010

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Mark Burnett	$9,000	$27,000	$36,000
John DeShazo	$13,200	$9,000	$22,200
Mark Frank	$9,000	$27,000	$36,000
Louis Gleckel, MD	$9,000	$27,000	$36,000
Mark Leventhal	$9,000	$27,000	$36,000
James McCubbin	$22,500	$13,500	$36,000

(1)	Our employee directors do not receive director fees. Accordingly, Mr. Ted Karkus, a director and the Chairman of the Board and the Chief Executive Officer of the Company, is not entitled to, and did not receive, any compensation for his service on the Board. John DeShazo resigned from the Board on August 11, 2010.
(2)	Represents the grant date fair value determined in accordance with ASC Topic 718 for the grants of Common Stock pursuant to the 2010 Directors’ Equity Compensation Plan.

In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company for its members. On June 23, 2009, the Board approved a compensation plan for non-employee directors. Each director receives a monthly Board fee of $3,000, paid quarterly in arrears promptly following the close of each quarter, pro rated for partial service. Under the compensation plan in place for non-employee directors, non-employee directors have the right periodically to elect to receive up to 50% of their board fee in cash, but must accept at least 50% in shares of our common stock, and such shares are issued under our 2010 Directors’ Equity Compensation Plan. Non-employee directors do not receive additional fees for attendance at Board or Committee meetings or for serving on Committees.

We reimburse each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending Board and Committee meetings. Non-employee directors do not participate in any Company nonqualified deferred compensation plan and we do not pay any life insurance policies for the director. Any director who is an employee of the Company is not entitled to compensation for service as a Board member, however we reimburse employee members of our Board for out-of-pocket expenses incurred in connection with attending Board and Committee meetings.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information with respect to shares of common stock that may be issued under our equity compensation plans as of December 31, 2010:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,299,750 (1)	$2.99	1,000,375 (2)
Equity compensation plans not approved by security holders	—	$—	—
Total	1,299,750	$2.99	1,000,375

(1)	Consists of options issued under our 1997 Stock Option Plan and 2010 Equity Compensation Plan.
(2)	Includes 818,000 shares under our 2010 Equity Compensation Plan and 182,375 shares under our 2010 Director’s Equity Compensation Plan.

SECURITY OWNERSHIP

The following table sets forth information regarding ownership of the Common Stock as of March 1, 2011, or earlier date for information based on filings with the SEC by (a) each person known to the Company to own more than 5% of the outstanding shares of the Common Stock, (b) each director and nominee for director of the Company, (c) the company’s Chief Executive Officer and each other executive officer named in the compensation tables appearing previously in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information. Unless otherwise indicated, the address of each person or entity listed below is the Company’s principal executive office.

Name and Address of Beneficial Owners	Common Stock Beneficially Owned(1)	Percent of Class
5% Stockholders
Phosphagenics Limited(2)	1,440,000	9.8%
Charles A. Phillips(3)	1,013,377	6.9%
Guy J. Quigley(4)	2,985,264	20.2%
Officers and Directors
Ted Karkus(5)	620,850	4.2%
Mark Burnett	172,228	1.2%
Mark Frank	20,755	*
Louis Gleckel, MD	40,755	*
Mark Leventhal	260,755	1.8%
James McCubbin	10,380	*
Robert V. Cuddihy, Jr.	46,079	*
ALL DIRECTORS AND EXECUTIVE OFFICERS (Seven Persons)(7)	1,171,802	7.9%

*	Less than 1%
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (“Rule 13d-3”), and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power. The percentage of class is calculated in accordance with Rule 13d-3 and includes options or other rights to subscribe for shares of Common Stock which are exercisable within sixty (60) days of March 1, 2011.
(2)	Based on information of beneficial ownership as of April 1, 2010, included in a Schedule 13D filed with the Securities and Exchange Commission on April 1, 2010. The address of Phosphagenics Limited is Level 2, 90 William Street, Melbourne, Australia 3000.
(3)	Based on information of beneficial ownership as of December 8, 2010, included in a Schedule 13D filed with the Securities and Exchange Commission on December 8, 2010. The address of Charles A. Phillips is 335 Swamp Creek Road, Erwina, PA 18920.
(4)	Based on information of beneficial ownership as of January 28, 2011, included in a Schedule 13D filed with the Securities and Exchange Commission on January 28, 2011. Mr. Quigley’s address is 3720 Fountain Circle, Fountainville, PA 18923.
(5)	Mr. Karkus disclaims beneficial ownership of 25,850 shares held as custodian for his minor children.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (“Section 16(a)”), as amended, requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal 2010, all reports of ownership and changes in ownership applicable to its executive officers and directors were filed on a timely basis; however, one stockholder of the Company, Mr. Guy Quigley, who beneficially owns greater than ten percent of our equity securities, made one late Form 4 filing. Additionally, to our knowledge, Mr. Guy Quigley, who is also a former director and executive officer of the Company, has not filed a Form 3.

Audit Committee Report

The members of the Audit Committee are Messrs. Burnett, McCubbin, and Frank, who are independent directors and meet the eligibility standards for audit committee service under the rules of Nasdaq. The Board has determined that Mr. McCubbin is an audit committee financial expert, as defined under SEC rules, serving on the Audit Committee.

Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements and the Company’s internal control over financial reporting. The independent registered public accounting firm of EisnerAmper LLP (formerly Amper, Politziner & Mattia, LLP) (such firm, “EisnerAmper”) is responsible for performing an independent audit of the Company’s consolidated financial statements. Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the registered public accounting firm.

In this context, the Audit Committee reports as follows:

1.	The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2010;
2.	The Audit Committee has discussed with representatives of EisnerAmper the matters required to be discussed by Auditing Standards No. 61 (A1CPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T;
3.	The Audit Committee also has received and reviewed the written disclosures and the letter from EisnerAmper required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with such firm its independence;
4.	The Audit Committee also has considered whether the provision by EisnerAmper of non-audit services to the Company is compatible with maintaining EisnerAmper’s independence; and
5.	Instructed the registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

Audit Committee

Mark Burnett, Chairman
James McCubbin
Mark Frank

The foregoing report of the Audit Committee shall not be deemed filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, nor shall such report be incorporated by reference by any general statement incorporating by reference this proxy statement or future filings into any filing under such Acts except to the extent that the Company specifically incorporates such report by reference.

Audit and Non-Audit Fees

On August 18, 2010 our Audit Committee engaged EisnerAmper LLP to serve as the Company’s new independent registered public accounting firm, after it was notified on August 16, 2010 that Amper, Politziner and Mattia, LLP (“Amper”), an independent registered public accounting firm, would not be able to stand for re-appointment because it combined its practice on that date with that of Eisner LLP (“Eisner”) to form EisnerAmper LLP, an independent registered public accounting firm. The Company previously filed a Form 8-K on August 19, 2010 acknowledging this change.

During the Company’s fiscal year ended December 31, 2009 and through the date we engaged EisnerAmper, the Company did not consult with Eisner regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. The audit report of Amper on the (consolidated) financial statements of the Company as of and for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company’s consolidated financial statements for the fiscal year(s) ended December 31, 2009 and through August 16, 2010, there were (i) no disagreements between the Company and Amper on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Amper, would have caused Amper to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year or for any reporting period since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in item 304(a)(1)(v) of Regulation S-K.

The table set forth below lists the fees billed to the Company by EisnerAmper for audit services rendered in connection with the audits of our consolidated financial statements for the years ended December 31, 2010 and 2009, and fees billed for other services rendered by EisnerAmper during these periods.

Description	2010	2009
Audit fees(1)	$197,000	$277,000
Audit related fees(2)	—	25,350
Tax fees(3)	36,277	69,000
All other fees	—	—
Total	$233,277	$371,350

(1)	Comprised of the audit of our annual financial statements and reviews of our quarterly financial statements.
(2)	Comprised of services rendered in connection with the audit of the Company’s 401(k) defined contribution plan.
(3)	Comprised of services for tax compliance and tax return preparation.

The Audit Committee reviews and pre-approves all audit and non-audit services to be provided by the independent auditor (other than with respect to the de minimis exceptions permitted under applicable law). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of our Audit Committee, the Board has appointed EisnerAmper LLP (formerly Amper, Politziner & Mattia, LLP) as the Company’s independent public auditor for the fiscal year ending December 31, 2011. Although the selection of auditors does not require ratification, the Board has directed that the appointment of EisnerAmper LLP be submitted to stockholders for ratification due to the significance of their appointment to the Company. A representative of EisnerAmper is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions from stockholders.

How Many Votes Are Required To Approve Proposal 2

The number of votes cast “For” must exceed the number of votes cast in opposition, provided a quorum is present.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS, UPON THE RECOMMENDATION OF THE AUDIT COMMITTEE, RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY IN 2011. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” RATIFICATION OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL 3 — RATIFICATION OF AMENDED AND RESTATED 2010 EQUITY COMPENSATION PLAN

Our Compensation Committee approved and our Board has ratified amendments to our 2010 Equity Compensation Plan which, if approved by our stockholders, will result in the Amended and Restated 2010 Equity Compensation Plan, permitting the issuances of awards of common stock under the plan. Currently, only options are authorized to be issued under the plan. Under our proposed amendments, no additional shares will be reserved for issuance under the plan.

The Company believes its would be beneficial to have the choice to grant stock based compensation (and not solely options) to plan participants as this opportunity will provide greater flexibility to the Company in determining compensation, strengthen the Company’s cash position, and in some cases, provide advantageous tax consequences to participants. Upon the recommendation of our Compensation Committee, our Chief Executive Officer has agreed to accept his 2010 cash bonus in shares of restricted stock of the Company, provided that the amendments to our 2010 Equity Compensation Plan are ratified by stockholders at the Annual Meeting. Our Chief Executive Officer, Mr. Karkus, has also expressed a willingness to our Compensation Committee to receive shares of restricted stock in lieu of the cash compensation for salary payable to him pursuant to the terms of his employment agreement with the Company. Any such stock grants to Mr. Karkus in lieu of cash compensation could only occur following (i) the ratification by stockholders of the proposed amendments to the 2010 Equity Compensation Plan and (ii) the approval of such arrangements by our Compensation Committee.

A description of the Amended and Restated 2010 Equity Compensation Plan (hereafter referred to as the “AR 2010 Plan”) is included below. It is not a complete statement of the AR 2010 Plan. The form of the AR 2010 Plan is annexed as Exhibit A to this proxy statement, a copy of which is also available at the SEC’s website. If approved by our stockholders, the AR 2010 Plan will be effective immediately following the date of the Annual Meeting, April 21, 2011.

Purpose.  The purpose of the AR 2010 Plan is to aid us and our affiliates in recruiting and retaining key employees of outstanding ability and to motivate those employees to exert their best efforts on our behalf and the behalf of our affiliates by providing incentives through the granting of options and stock based compensation, to relate employees’ compensation more closely to the Company’s performance and its stockholders’ interests, and to increase employees’ stock ownership in the Company. A primary purpose of the plan is to provide the Company with the ability to pay a portion of the compensation of participants in stock based compensation instead of cash, thereby strengthening the cash flow and working capital positions of the Company.

Eligibility.  All of the Company’s employees, including employees who are officers, and our directors are eligible to participate in the AR 2010 Plan. Consultants and advisors who perform services for the Company are also eligible to participate in the AR 2010 Plan. As of March 1, 2011, the Company has six directors and approximately 45 employees, which include two executive officers. In addition, the Company routinely utilizes varying levels of consultants and advisors to conduct its normal business operations.

Shares Subject to the Plan.  The AR 2010 Plan provides that the total number of shares of Common Stock that may be issued under the AR 2010 Plan is equal to 900,000 shares plus up to 900,000 shares that were authorized for issuance but unissued under the 1997 Stock Option Plan (the “1997 Plan”) as of March 18, 2010. The 1997 Plan expired on December 2, 2007 and no additional awards may be made; however, as of March 31, 2010, there remained 1,449,750 shares subject to vested options that were authorized for issuance but unissued under the 1997 Plan. In the event that such options under the 1997 Plan expire unexercised or are terminated, and the shares subject to such options remain unissued, such shares will, up to a maximum of 900,000 shares, upon such expiration or termination, become available for issuance under the AR 2010 Plan.

As of March 1, 2011, after taking into consideration roll-over shares from the 1997 Plan and grants of options in December 2010 under the plan, there are 818,000 shares presently issuable under the AR 2010 Plan.

Administration.  The AR 2010 Plan is administered by the “Committee,” which shall be the Compensation Committee or such other committee of our Board to which the Board has delegated power. The Committee is authorized to interpret the AR 2010 Plan, to establish, amend and rescind any rules and policies relating to the AR 2010 Plan and to make any other determinations that it deems necessary or advisable for the administration of the AR 2010 Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the AR 2010 Plan in the manner and to the extent the Committee deems necessary or advisable. The Committee shall have the full power and authority to establish the terms and conditions of any award consistent with the provisions of the AR 2010 Plan and, except with respect to the provisions prohibiting repricing of any award granted under the AR 2010 Plan, to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Determinations made by the Committee need not be uniform and may be made selectively among participants in the AR 2010 Plan.

Limitations.  No award may be granted under the AR 2010 Plan after the seventh anniversary of the effective date (as defined therein), but awards theretofore granted may extend beyond that date.

Options.  The Committee may grant non-qualified stock options and incentive stock options, which shall be subject to the terms and conditions as set forth in the AR 2010 Plan, the related option agreement and any other terms, not inconsistent therewith, as determined by the Committee; provided that all stock options granted under the AR 2010 Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our Common Stock underlying such stock options on the date an option is granted (other than in the case of options granted in substitution of previously granted options), and all stock options that are intended to qualify as incentive stock options will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The maximum term for stock options granted under the AR 2010 Plan will be seven years from the initial date of grant. The purchase price for the shares as to which a stock option is exercised shall be paid to us, to the extent permitted by law (i) in cash or its equivalent at the time the stock option is exercised, (ii) in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the Committee, so long as the shares shall have been held for no less than six months (or such other period established by the Committee in order to avoid adverse accounting treatment), (iii) partly in cash and partly in shares (as described above), (iv) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased, or (v) to the extent the Committee shall provide in the option agreement or otherwise, through net settlement in shares.

Other Stock-Based Awards.  In addition to stock options, the Committee may grant or sell awards of shares of Common Stock, including performance-based awards of restricted shares. Prior to the payment of any performance-based award, the Committee, or its delegate, will certify that the applicable performance goals have been met. In connection with such certification, the Committee, or its delegate, may decide to pay amounts, which are less than the award otherwise payable for achievement of the applicable performance goals; provided that the Committee shall have the authority to waive any applicable performance goal. In the event the applicable performance goals are not waived by the Committee, payment of an award to a participant will occur only after certification and will be made as determined by our Committee in its sole discretion after the end of the applicable performance period.

Effect of Certain Events on AR 2010 Plan.  In the event of any change in the outstanding shares of our Common Stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange or change in capital structure, any distribution to stockholders of Common Stock other than regular cash dividends or any similar event, the Committee without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Common Stock or other securities that may be issued as set forth in the AR 2010 Plan or pursuant to outstanding awards; provided that the Committee shall determine in its sole discretion the manner in which such substitution or adjustment shall be made. Except as otherwise provided in an award agreement or otherwise determined by the Committee, in the event of a Change of Control (as defined below) or similar corporate transaction (whether or not involving a permitted holder), with respect to any outstanding award then held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions, the Committee shall accelerate, vest, or cause the restrictions to lapse with all or any portion of an award, and may (i) cancel award for fair value (as determined in the sole discretion of the Committee), which, in the case of stock options, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of shares subject to such stock options over the aggregate exercise price of such stock options, (ii) provide for the issuance of substitute awards, or (iii) provide that the stock options shall be exercisable for all shares subject thereto for a period of at least 10 days prior to the Change of Control and that upon the occurrence of the Change of Control, the stock options shall terminate and be of no further force or effect. For the avoidance of doubt, the Committee may cancel stock options for no consideration if the fair market value of the shares subject to such options is less than or equal to the aggregate exercise price of such stock options.

For purposes of the AR 2010 Plan, a Change of Control shall generally mean the occurrence of any of the following events (i) the sale or disposition of all or substantially all of the assets of the Company, (ii) any person or group (other than certain permitted holders) is or becomes the holder of more than 30% of the total voting power of the voting stock of the Company, (iii) a reorganization, recapitalization, merger or consolidation involving the Company, unless securities representing more than 50% or more of the combined voting power of the Company are held in substantially the proportion as prior to such corporate transaction, or (iv) the individuals comprising our Board at the beginning of any two-year period together with any new directors whose election or nomination was approved by such individuals no longer constitute a majority of the Board in office at the end of the two-year period.

Nontransferability of Awards.  Unless otherwise determined by the Committee, an award will not be transferable or assignable by a participant otherwise than by will or by the laws of descent and distribution.

Federal Income Tax Consequences.  The current United States federal income tax treatment of options under the AR 2010 Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax grants under the AR 2010 Plan. Tax laws are subject to change. Each award holder should consult with his or her personal tax advisor concerning the application of the general principles discussed below to his or her own situation and the application of other tax laws.

Nonqualified Stock Options

There generally are no federal income tax consequences upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the recipient recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the underlying stock on the date of exercise. Any gain or loss realized on disposition of shares purchased upon exercise of a nonstatutory stock option is treated as a capital gain or loss for federal income tax purposes. The capital gain tax rate will depend on the length of time the participant holds the shares and other factors. The Company generally is entitled to a corresponding federal income tax deduction.

If a participant surrenders shares underlying a nonqualified stock option to pay the exercise price, such person recognizes no gain or loss on the surrendered shares, and his or her basis and holding period for the surrendered shares continues to apply to that number of new shares equal to the surrendered shares. To the extent that the number of shares received upon the exercise of the option exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by the participant upon exercise, is includible in gross income. The basis in the excess shares equals the sum of the cash paid upon the exercise of the stock option plus any amount included in the exercising person’s gross income as a result of the exercise.

Incentive Stock Options

There generally are no federal income tax consequences upon the grant of an incentive stock option. A recipient does not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price is included in alternative minimum taxable income.

Income is recognized upon the sale of stock acquired upon exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are disposed after two years from the date the option was granted and after one year from the date the shares were transferred upon the exercise of the option, the person recognizes long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. The Company is not entitled to any corresponding tax deduction.

If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (a disqualifying disposition), the gain recognized on the disposition is taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and, generally, the Company is entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income is long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

If a participant surrenders shares received upon the exercise of a prior incentive stock option to pay the exercise price of any option within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise price results in income (or loss) to the participant and, to the extent of recognized income, a tax deduction for the Company. If a participant surrenders the shares after the holding period requirements are met, or if a participant surrenders shares that were not received upon the exercise of an incentive stock option, the participant recognizes no gain or loss on the surrendered shares, and the basis and the holding period for the surrendered shares continues to apply to that number of new shares that is equal to the surrendered shares. The holding period for purposes of determining whether a participant has a disqualifying disposition for the new shares when the participant sells the shares begins on the date the shares were exercised. To the extent that the number of shares received exceeds the number of shares surrendered, the basis in the excess shares equals the amount of cash, if any, paid for such excess shares and the holding period with respect to the excess shares begins on the date the shares were exercised.

Tax Withholding

The Company has the right to deduct from all grants or other compensation payable to a participant any taxes required to be withheld with respect to grants under the AR 2010 Plan. The Company may require that a participant pay to it the amount of any required withholding. The Committee may permit a participant to satisfy the Company’s tax withholding obligation with respect to a grant by having shares withheld. However, the value of shares withheld may not exceed the minimum required tax withholding amount.

Amendment and Termination.  The Committee may amend, alter or discontinue the AR 2010 Plan, but no amendment, alteration or discontinuation shall be made which, (i) without the approval of our stockholders, would (except as provided in the AR 2010 Plan in connection with adjustments in certain corporate events), increase the total number of shares of our Common Stock reserved for the purposes of the AR 2010 Plan or change the maximum number of shares of Common Stock for which awards may be granted to any participant, or (ii) without the consent of a participant, would materially adversely impair any of the rights or obligations under any award theretofore granted to the participant under the AR 2010 Plan; provided, however, that the Committee may amend the AR 2010 Plan in such manner as it deems necessary to permit the granting of award meeting the requirements of the Code or other applicable laws, including, without limitation, to avoid adverse tax consequences to us or any participant. In no event may the Committee or any other entity reprice any option or substitute and outstanding option for a new option with a lower exercise price.

How Many Votes Are Required To Approve Proposal 3

The number of votes cast “For” must exceed the number of votes cast in opposition, provided a quorum is present.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE RATIFICATION OF THE AR 2010 PLAN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” RATIFICATION OF AR 2010 PLAN UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

OTHER INFORMATION

Attending the Annual Meeting

The Annual Meeting will take place at the offices of Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, NY 10022, on Thursday, April 21, 2011, at 4:00 p.m., Eastern Time. This location is in Manhattan at the intersection of Lexington Avenue and 53rd Street. If you have other questions about attending the Annual Meeting, please contact Investor Relations by phone at (215) 345-0919.

Stockholder Proposals

The Company’s Bylaws provide that advance notice of a stockholder’s proposal must be delivered to the Secretary of the Company at the Company’s principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting, or, if such meeting is announced later than the ninetieth (90th) day prior to the date of such meeting, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made.

Other than a proposal made pursuant to Rule 14a-8, each stockholder making a proposal must provide, (A) the name and address of such person (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such person, except that such person shall in all events be deemed to beneficially own any shares of any class or series of the Company as to which such person has a right to acquire beneficial ownership at any time in the future. In addition, each person must provide information relating to their derivative and short positions in the Company’s securities, as set out in the Company’s Bylaws.

Other than with respect to a proposal made pursuant to Rule 14a-8, as to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of the stockholder, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the proposing stockholders or (y) between or among any proposing stockholder and any other record or beneficial holder of the shares of any class or series of the Company (including their names) in connection with the proposal of such business by such stockholder.

A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder proposals is available to stockholders from the Secretary of the Company upon written request and an electronic copy of which is available at the SEC’s website located at www.sec.gov. For business or nominations intended to be brought to the 2012 Annual Meeting of Stockholders, the notice deadline is January 22, 2012. Stockholder proposals or director nominations submitted after this date may not be presented at the 2012 Annual Meeting of Stockholders.

Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the Proxy Statement for the 2012 Annual Meeting of Stockholders must submit such proposals to the Company by November 22, 2011. Please address such proposals to: Secretary, ProPhase Labs, Inc., 621 N. Shady Retreat Road, P.O. Box 1349, Doylestown, PA 18901.

Expenses and Solicitation

All expenses in connection with this solicitation will be borne by the Company. The Company has engaged MacKenzie Partners to assist in the solicitation of proxies by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company and MacKenzie Partners. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending soliciting material to their principals. The Company will pay MacKenzie Partners. an estimated fee of up to $8,000 (including variable costs) in connection with the solicitation and have agreed to reimburse it for its reasonable out-of-pocket expenses.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries.

This year, a number of brokers, banks and nominees with account holders who are Company stockholders may be householding our proxy materials. In such circumstances, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the broker, bank or nominee from one or more of the affected stockholders. We have not initiated householding with respect to the small number of our record holders, because such householding would increase our costs. If, at any time, you would like to receive a separate copy of our proxy statement and annual report, we will promptly send you an additional copy upon written or oral request directed to Robert V. Cuddihy, Jr., Chief Operating Officer, at our offices located at 621 N. Shady Retreat Road, P.O. Box 1349, Doylestown, Pennsylvania 18901. If you are a beneficial owner, you can request additional copies of the proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2010. If your shares are held in “street name,” you can request a change in your householding status by notifying your broker, bank or nominee.

Other Business

As of the time of preparation of this Proxy Statement, neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. As of the time of preparation of this Proxy Statement, our Secretary has not received timely and proper notice from any stockholder of any other matter to be presented at the meeting. The final results of the balloting at the 2011 Annual Meeting will appear in the Company’s Current Report on Form 8-K within four business days of the meeting.

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy or voting instructions by mail. Please see the instructions on the Proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

Exhibit A

PROPHASE LABS, INC.

2010 AMENDED AND RESTATED EQUITY COMPENSATION PLAN

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to aid ProPhase Labs, Inc. (the “Company”) and its Affiliates in recruiting and retaining employees, consultants and advisors of outstanding ability and to motivate them to exert their best efforts on behalf of the Company and its stockholders by providing incentives through the granting of Awards. The Company expects that it and the Company’s stockholders will benefit from the added interest which such employees, consultants and advisors will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	DEFINITIONS

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)  Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by or under common control with the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(b)  Award: An Option or Other Stock Based Award granted pursuant to the Plan.

(c)  Beneficial Owner: A “beneficial owner,” as such term is defined in Rule 13(d)(3) of the Exchange Act (or any successor rule thereto).

(d)  Board: The Board of Directors of the Company.

(e)  Change of Control:

The occurrence of any of the following events:

(i)  the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Permitted Holders;

(ii)  any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise, provided that, in no event shall this subsection 2(e)(ii) result in a Change of Control if a Permitted Holder is the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company);

(iii)  a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

(iv)  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

(f)  Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(g)  Committee: The Compensation Committee of the Board (or a subcommittee thereof as provided under Section 4), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

(h)  Company: ProPhase Labs, Inc., a Nevada corporation.

(i)  Director: A non-employee member of the Board.

(j)  Disability: Inability of a Participant to perform in all material respects his duties and responsibilities to the Company or any Subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee.

(k)  Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board.

(l)  Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, advisor or other service provider, if the Participant is a consultant, advisor or other service provider to the Company or its Affiliates, and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board.

(m)  Exchange Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(n)  Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading or, if no composite tape exists for such national securities exchange on such date, then the closing price on the principal national securities exchange on which such Shares are listed or admitted to trading, (ii) if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such other market in which such prices for the Shares are regularly quoted) or (iii) if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith; provided, however that in determining the Fair Market value, the Committee shall not apply a discount for any minority interest. With respect to (i) and (ii) above, if no sale of Shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System or other applicable market on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

(o)  ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(p)  Option: A stock option granted pursuant to Section 6 of the Plan.

(q)  Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(r)  Participant: An employee, director, consultant, advisor or other service provider of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

(s)  Permitted Holder(s): “Permitted Holder” means, as of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (ii) any stockholder of the Company who, together

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with its affiliates, owns 50% or more of the total voting power of all classes of voting stock of the Company as of the Effective Date, or any affiliate(s) of such stockholder.

(t)  Person: A “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act (or any successor section thereto)

(u)  Plan: The ProPhase Labs, Inc. Amended and Restated 2010 Equity Compensation Plan.

(v)  Prior Plan: Prior Plan shall mean The Quigley Corporation 1997 Stock Option Plan, as amended.

(w)  Securities Act: The Securities Act of 1933, as amended, or any successor thereto.

(x)  Shares: Shares of common stock of the Company.

(y)  Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.	SHARES SUBJECT TO THE PLAN

Subject to this Section 3 and Section 8 of the Plan, the total number of Shares which may be issued under the Plan is equal to 900,000 plus a maximum of 900,000 Shares available for issuance under the Prior Plan as of the Effective Date. As of the Effective Date, no new options or other awards shall be granted under the Prior Plan. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards under this Plan or the Prior Plan (up to 900,000 Shares) which terminate or lapse without the payment of consideration may be granted again under the Plan. All of the Options that are available for issuance under the Plan may be issued as Incentive Stock Options. The maximum number of Options that may be issued to one person under this Plan during any year shall not exceed 1.5 million.

4.	ADMINISTRATION

The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or advisable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding Awards previously granted by the Company, any of its Affiliates or any of their respective predecessors, or any entity acquired by the Company or with which the Company combines. The number of Shares underlying such substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee shall require payment of any minimum amount it may determine to be necessary to withhold for federal, state, local or other, taxes as a result of the exercise, vesting or grant of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such minimum withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable minimum withholding taxes.

5.	LIMITATIONS

No Award may be granted under the Plan after the seventh anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

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6.	TERMS AND CONDITIONS OF OPTIONS

Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Option agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)  Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted Options, as described in Section 4).

(b)  Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than seven years after the date it is granted. Each Option agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Option agreements, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

(c)  Exercise of Options. Except as otherwise provided in the Plan or in an Option agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company to the extent permitted by law, (i) in cash or its equivalent (e.g., by personal check) at the time the Option is exercised, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and partly in Shares (as described in (ii) above), (iv) if there is a public market for the Shares at such time, and provided that a sale of Shares by the Participant is permitted at such time under the Company’s insider trading policy then in effect, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased or (v) to the extent the Committee shall approve in the Option agreement or otherwise, through “net settlement” in Shares. In the case of a “net settlement” of an Option, the Company will not require a cash payment of the Option Price of the Option set forth in the Option agreement, but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that have a Fair Market Value that does not exceed the aggregate Option Price set forth in the Option agreement. With respect to any remaining balance of the aggregate Option Price, the Company shall accept a cash payment. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options unless the

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applicable Option agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)  Attestation. Wherever in this Plan or in any agreement evidencing an Option a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall, as appropriate, (i) treat the Option as exercised without further payment and/or (ii) withhold such number of Shares from the Shares acquired by the exercise of the Option.

7.	OTHER STOCK BASED AWARDS

(a)  Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock Based Awards”). Such Other Stock Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock Based Awards; whether such Other Stock Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)  Performance Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock Based Awards granted under this Section 7 may be based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (“Performance Based Awards”). The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, shall so certify. In connection with such certification, the Committee, or its delegate, may decide that the amount of the Performance Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula; provided that the Committee shall have the authority to waive any applicable performance goals. In the event the applicable performance goals are not waived by the Committee, payment of a Performance Based Award will occur only after certification and will be made as determined by the Committee in its sole discretion after the end of the applicable performance period.

8.	ADJUSTMENTS UPON CERTAIN EVENTS

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)  Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange or change in capital structure, any distribution to shareholders of Shares (other than regular cash dividends) or any similar event, the Committee without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 16), as to the number or kind of Shares or other securities issued or reserved for issuance as set forth in Section 3 of the Plan or pursuant to outstanding Awards; provided that the Committee shall determine in its sole discretion the manner in which such substitution or adjustment shall be made.

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(b)  Change of Control. In the event of a Change of Control (or similar corporate transaction, whether or not including any Permitted Holder) after the Effective Date, the Committee shall accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award. With respect to any Awards that are vested pursuant to the preceding sentence, the Committee may (A) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Awards, may equal the excess, if any, of value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Awards (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Awards) over the aggregate exercise price of such Awards, (B) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (C) provide that for a period of at least 10 days prior to the Change of Control, such Awards shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change of Control, such Awards shall terminate and be of no further force or effect. For the avoidance of doubt, pursuant to (A) above, the Committee may cancel Awards for no consideration if the aggregate Fair Market Value of the Shares subject to such Awards is less than or equal to the aggregate Award Price of such Awards.

9.	NO RIGHT TO EMPLOYMENT OR OPTIONS

The granting of an Option under the Plan shall impose no obligation on the Company or any of its Affiliates to continue the Employment of a Participant and shall not lessen or affect the Company’s or any Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Option and there is no obligation for uniformity of treatment of Participants, holders or beneficiaries of Options. The terms and conditions of Options and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

10.	SUCCESSORS AND ASSIGNS

The Plan shall be binding on all successors and assigns of the Company and the Participants, including, without limitation, the estate of each such Participant and the executor, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or any other representative of the Participant’s creditors.

11.	NONTRANSFERABILITY OF AWARDS

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

12.	AMENDMENTS OR TERMINATION

The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which (a) without the approval of the shareholders of the Company, would (except as is provided in Section 10 of the Plan) increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would materially adversely impair any of the rights under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to the Company or any Participant). Except as set forth in Section 8 hereof, in no event may the Committee or any other entity reprice any Award or substitute an outstanding Award for a new Award with a lower exercise price.

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and

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related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and adopt such appropriate policies and procedures, including amendments and policies or procedures with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

13.	INTERNATIONAL PARTICIPANTS

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

14.	CHOICE OF LAW

The Plan shall be governed by and construed in accordance with the laws of the State of Pennsylvania without regard to conflicts of laws.

15.	EFFECTIVENESS OF THE PLAN

The Plan shall be effective as of the Effective Date, subject to the approval of the Company’s shareholders.

16.	SECTION 409A

Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, any payment or delivery of Shares in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment or delivery of Shares on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any payment and/or delivery of Shares in respect of any Award subject to Section 409A of the Code that are linked to the date of the Participant’s separation from service shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from the Company and its affiliates, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder. The Company shall use commercially reasonable efforts to implement the provisions of this Section 16 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 16.

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ANNUAL MEETING OF STOCKHOLDERS OF

PROPHASE LABS, INC.

April 21, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=07814

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20633000000000000000 3 042111

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Ted Karkus
- ○ Mark Burnett
- ○ Mark Frank
- ○ Louis Gleckel, MD
- ○ Mark Leventhal
- ○ James McCubbin

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign full partnership name by a duly authorized person.